Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173610 on Form S-3 of our reports dated February 27, 2013, relating to the financial statements of ETFS Palladium Trust, and the effectiveness of ETFS Palladium Trust's internal control over financial reporting, appearing in this Annual Report on Form 10-K of ETFS Palladium Trust for the year ended December 31, 2012.

/s/ DELOITTE & TOUCH LLP

New York, New York

June 3, 2013